DYNAMICS OF DEREGULATION Dr. George Backus Policy Assessment Corporation Denver, CO Cambridge, UK Telephone: 303-467-3566 Western System Coordinating Council November 21, 1996

Agenda Insights from Past and Future Deregulation UK Relevance Phases of Deregulation Market Gaming Conclusions

Insights from Deregulation "Why a result occurred" is transferable, "What occurred" isn't Hypothesizing "Why" events occur is easy; but verify with simulation and evidence Delineate improbable from probable In deregulation the rules and "whys" change with economic pressures: NOPR one of many Airlines, natural gas, telecommunications and the UK: What is and is not relevant Security laws supersede Anti-trust laws

UK Relevance Wrong Language: US Bias/Perspective Wrong Metaphor: Market Clearing Prices? UK Market & Technology Comparison Privatization (UK Vs. Canada and US) No Stranded Investment/Costs Building Despite Excess Capacity Competitive Gaming: Machiavellian Style Rediscovery of Vertical Integration Volatile Regulation: Whining/Low Fines

Dynamic Phases of Deregulation Transition Control Massive Market Deregulation System Divestiture Market Gaming Reregulation Massive Consolidation (7-10 Years: Start to Finish)

Phase 1 - Transitional Market Characteristics Regulated Market to Structured Market Poolco, Contracts Investment Recovery Regulator Role Indicated Keys to Success Allocentric Perspective Advocate Favorable Terms Over-book System Transition Signals Actual Vs. Contract Path Initial Market Gaming Increasing Volatility Abnormal Returns

Phase 2 - Massive Deregulation Characteristics States make unilateral changes Asymmetry causes "Chain Reaction" Economic, Political Pressure Indicated Keys to Success Cash Position to Survive Price War Conserve Cash not Market Segment Plan Exit if Necessary Transition Signals Necessary Expansion is not Made Initial Reregulation

Phase 3 - System Divestiture Characteristics New Market Structure Changes System Loading Certain Customers & Markets Better Conflicts Erupt Across Segments Strategy / Marketing Cost Structure / Risk Levels Indicated Keys to Success Match Capabilities to Market Can't Win/Survive on Defense Transition Signals Transmission Gaming Survival Mentality Generation Transmission Distribution Mktg

Phase 4 - Market Gaming Characteristics "Low Cost" Suppliers face "Unfair" Tactics Perverse Pricing Orthodox Strategies don't Work Indicated Keys to Success Surprise - it works once Continuous new ideas Strategic litigation Transition Signals Litigation reaches point of diminishing returns Huge disjoint profitability among competitors Legislative activity

Phase 4 - Market Gaming Example Gaming Tactics: Put big generation online early so other generators can't get on degraded transmission system. Put on plant at below marginal costs to distort dispatch and make your later plant more valuable Have "sudden" outage of big plant so your spot market plants make more money Temporarily give capacity zero-rating so LOLP price to available "high costs" plants soars Double book transmission & generation capacity firm & spot with options Distribution creates secondary G&T market

Phase 5 - Reregulation Characteristics Gaps between expectations & reality due to "ups" & "downs" Political & Economic Pressure Indicated Keys to Success Match Load to Capabilities Advocate Regulatory Approach Strategically Reintegrate Transition Signals Formation of National Utilities Formation of Niche Utilities

Phase 6 - Industry Consolidation Characteristics Mergers to recapture market Assets are re-priced Overall rising prices Less volatility Rediscover vertical integration Results in 5-7competitors Indicated Keys to Success Wars allow one victor unless treaties stop it Play end-game Transition Signals Price Rise END STATE

Conclusions: Summary Indications From Simulation and Experience Gaming and Regulations Indicate Complete Transmission Divestiture Gaming Acts to Victimize Transmission Transmission Regulation Loop-Holes Create Market Volatility Regulators Must React Under Pressure No Leveling Playing Field is Possible: Rules Change With Conditions